Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Employee Stock Purchase Plan of Rational Software Corporation of our report dated April 14, 1999, with respect to the consolidated financial statements of Rational Software Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP

Palo Alto, California
July 30, 1999